GENERAL SERVICES AGREEMENT


         This GENERAL SERVICES AGREEMENT (this "AGREEMENT") is made as of the 1st day of October, 2000 by and between Vertica Software, Inc., a Colorado corporation (the "COMPANY") and W. F. Mason & Associates, Inc., a ____________ corporation ("Mason ").

                                    RECITALS

         WHEREAS, the Company desires to retain Mason and Mason desires to be so retained, subject to the terms, conditions and covenants hereinafter set forth;

         WHEREAS, Mason provides business consulting services, assists new and existing enterprises as they seek to take full advantage of global marketplace opportunities, and has relationships with and knowledge of companies and individuals in the industrial and agricultural chemical industries and sources of financial investment, and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Mason hereby agree as follows:

                                    ARTICLE I

                               CONSULTING SERVICES

1.1. Agreement. The Company hereby retains Mason and Mason hereby accepts such engagement, pursuant to the terms and conditions set forth herein;

1.2. Term. This Agreement commences on October 1, 2000 and ends on December 31, 2001 (the "CONSULTING Term"). Notwithstanding the provisions of this SECTION 1.2, this Agreement may be terminated prior to the expiration of the Consulting Term in accordance with the provisions of
         ARTICLE II hereof;

1.3.     Duties of Mason. Mason agrees:

         (a) Mason will serve as a Consultant and will act as part of the Executive Management Team in assisting the Company in achieving stated goals represented in the Company's Business Plan;


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         (b)      to introduce financing resources to the Company; to introduce the Company to potential sources of revenue and strategic alliances for the Business;

         (c) to perform such other related duties as the Company may, from time to time, reasonably request.

1.4 Independent Contractor. Mason and the Company expressly acknowledge that no employment, partnership or joint venture relationship is created by this Agreement, and hereby agree as follows:

         (a) Mason shall act at all times as an independent contractor hereunder;

         (b) Neither Mason nor anyone employed by or acting for or on behalf of Mason shall ever be or be construed as an employee of the Company and the Company shall not be liable for taxes respecting Mason or any employee of Mason;

         (c) Mason shall determine when and how Mason shall perform its services hereunder, providing, however, that Mason provides to the Company, at the beginning of each month, a schedule of the services Mason shall perform during that month, and the Company agrees with that schedule and to those services;

         (d) Mason and the Company shall take all steps to ensure that Mason is treated as an independent contractor of the Company;

         (e) The Company shall have the right to conduct inspections and reviews of, and determine satisfactory performance of, the services performed by Mason hereunder;

         (f) Mason shall provide Mason's own "know-how" and equipment in performing the services; and

         (g) Mason shall not make any commitment or incur any charge or in the name of the Company without the prior written approval of the Company;

                                   ARTICLE II

                            TERMINATION/ATTORNEY FEES

2.1. Termination/Attorneys' Fees. In the event of a breach of any provision of this Agreement, this Agreement may be immediately terminated by the non-breaching party, and the breaching party shall pay to the non-breaching party, in addition to any other damages or remedies which may be available at law or in equity, all of its attorneys' fees and costs reasonably incurred as a result of such breach. In the event this Agreement is terminated, the provisions of ARTICLE IV will remain in full force and effect in accordance with their terms.

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                                   ARTICLE III

                                  COMPENSATION

3.1 Fees. In consideration for the performance of Mason's services hereunder, the Company will compensate Mason as follows:

         (a) W. F. Mason & Associates shall receive share options valued at $10,000 each month for the term of this Agreement. The options shall vest monthly and the exercise price for the term of this Agreement shall be the closing sale price of Vertica's common stock as of the last day of each month.

         (b) W. F. Mason and Associates will receive, upon the signing of this Agreement, 176,838 share options at the following exercise prices:

                     Share Options                             Exercise Price
                     -------------                             --------------

                     58,695                                    $ 1.15/share
                     4,444                                     $ 2.25/  "
                     4,000                                     $ 2.50/  "
                     8,000                                     $ 1.25/  "
                     9,416                                     $ 1.062/"
                     9,433                                     $ 1.06/  "
                     10,330                                    $ .968/  "
                     10,672                                    $ .937/  "
                     11,848                                    $ .844/  "
                     50,000                                    $ .49  /  "

                  In the event Mason (or sources originated by Mason) provides to Vertica, by February 28, 2001, an additional $109,645.00 in financing, Mason will receive an additional 200,000 unrestricted share options at an exercise price equal to 85% of the closing sale price of Vertica's common stock as reported on the OTCBB on June 1, 2001.

         (c) W. F. Mason and Associates will receive a fee (the "Fee") of seven percent (7%) of the Qualified Financing and seven percent (7%) of the Qualified Gross Revenue generated resulting from efforts by Mason. Mason agrees to submit, monthly, a list of any claims for compensation under this section.

                           "Qualified Financing" is defined as financing provided to or investment in the Company by sources originated by Mason and which result in closure through efforts made by Mason. This includes stock subscriptions greater than $10,000.00.

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                           "Qualified Gross Revenue" is defined as gross revenue
                           generated by Company where the sources of such revenue are originated by Mason and which result in closure through efforts made by Mason.

                  The Qualified Financing and Qualified Gross Revenue shall continue through the term of the specific transaction concluded, regardless of the earlier termination of this Agreement.

                  In the event the Company is sold, merged into, acquired by or is in any other way transferred in whole or in part to another party or parties, the entire option (or remaining options) in compensation earned or to be earned, as specified above, shall immediately vest and/or be paid.

3.2 Reimbursement of Expenses. In addition to the consideration described in SECTION 3.1, the Company shall reimburse Mason for all reasonable, necessary and approved expenses incurred by Mason while performing its duties under this Agreement, subject to Mason providing documentation satisfactory to the Company, and in accordance with SECTION 1.4 (G). Until funding, the reimbursement of expenses may be in the form of cash or share options, at the Company's discretion. The exercise prices for share options shall be the share price as of the last day of each month in which the expenses were incurred.

                                   ARTICLE IV

                   PROPRIETARY INFORMATION; NON-SOLICITATION;
                                    REMEDIES

4.1. Proprietary Information. The parties acknowledge that this Agreement creates a relationship of confidence and trust with respect to all information of a confidential, proprietary or trade secret nature disclosed by or on behalf of the Company or Mason ("PROPRIETARY INFORMATION"). Such Proprietary Information includes any material, data or information disclosed by the Company or Mason that is not generally known or disclosed to the public or to third parties, including, without limitation, the following:

         (a) technical information, including without limitation, computer software, algorithms, processing systems, techniques, new ideas, discoveries, inventions, developments, know-how and trade secrets (whether developed by the Company, Mason or by an affiliate, employee or representative thereof);

         (b) business information, including without limitation, information relating to costs, pricing, profit margins, markets and suppliers, business plans and projections, financial, accounting, legal and regulatory data, names, addresses and telephone numbers of current or prospective customers and their respective service or product requirements, credit histories and trade names, sales, marketing and advertising plans, prospective or actual strategies, licenses or similar agreements, and other commercial information;

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         (c)      technical and/or business information furnished by third
                  parties to the Company, including prospects, customers, suppliers, licensers, franchisers and vendors; and any other information which the Company reasonably designates should be confidential.

         Each party shall keep all Proprietary Information in confidence and shall not at any time, during the Consulting Term or at any time thereafter, directly or indirectly disclose, copy, distribute, republish or allow access to, any Proprietary Information to anyone, or directly or indirectly use any Proprietary Information of the other party for its own benefit. Upon termination of this Agreement, or upon the request of a party, the other party shall promptly deliver to the requesting party all Proprietary Information, as well as all documents and materials of any nature pertaining to the services performed by it hereunder and all copies thereof in whatever form, and the other party shall not retain any documents or materials or copies thereof containing any Proprietary Information. Either party shall, upon learning of the unauthorized disclosure or use of its Proprietary Information or any requirement that it disclose Proprietary Information by operation of law, regulation or other legal process, notify the other party immediately and in writing, and cooperate fully with the other party to protect the other party's Proprietary Information.

4.2. Non-Solicitation. At all times during the term of this Agreement, and for a period of one year following termination, each party agrees that it shall not, directly or indirectly, for its or on behalf of any person or entity, solicit or contact any employees, customers or clients of the other party, for the purpose of inducing them to terminate their agreements with the other party or to become employees, independent contractors, customers or clients of the party or such other person or entity to the competitive detriment of the other party.

4.3. Remedies. The parties hereby acknowledge and agree that it would be very difficult or impossible to measure the damages resulting from a breach of this Agreement. The parties hereby further acknowledge and agree that the restrictions herein are reasonable and necessary for the protection of the goodwill and the business of the parties and that a violation by either party of any such covenant will cause irreparable damage to the other party. Each party therefore agrees that any breach or threatened breach by it of any of the restrictions or provisions of this ARTICLE IV shall entitle the other party, in addition to any other legal remedy available to it, to apply to any court of competent jurisdiction for a temporary and permanent injunction or any other applicable decree of specific performance, in order to enjoin such breach or threatened breach. The parties understand and intend that each covenant, provision and restriction agreed to in this ARTICLE IV shall be construed as separate and divisible from every other provision and restriction and that the unenforceability of any one provision or restriction shall not limit the enforceability, in whole or in part, of any other provision or restriction and that one or more of all of such provisions or restrictions may be enforced, in whole or in part, as the circumstances warrant.

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                                    ARTICLE V

                                  MISCELLANEOUS

5.1. Indemnity. Mason and the Company hereby agree to defend, indemnify and hold harmless the other party and its affiliates, shareholders, directors, members, managers, officers, agents, employees, representatives, successors and assigns from and against any and all claims, demands, causes of action, losses, damages, costs and expenses (including, without limitation, litigation costs, reasonable attorneys' fees and any appellate bonds) arising out of or relating to: (a) its gross negligence or willful misconduct in performing its obligations hereunder; or (b) the violation by it of any non-competition, non-solicitation or non-disclosure agreement.

         The Company hereby agrees to defend, indemnify and hold harmless Mason and its affiliates, shareholders, directors, members, managers, officers, agents, employees, representatives, successors and assigns from and against any and all claims, demands, causes of action, losses, damages, costs and expenses (including without limitation, litigation costs, reasonable attorneys' fees and any appellate bonds) arising our of or relating to any and all financial projections or representations made by company or contained in any Company documents.

5.2. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be addressed as follows:

         If to William F. Mason & Associates, Inc.:

         William Mason
         106 East Sixth Street
         Suite 900
         Austin, TX 78701

         If to the Company:

         Vertica Software, Inc.


         Attn:  Hans Nehme

         or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others. Notices sent in accordance with this SECTION 5.2 shall be deemed given (1) the fifth day after mailing via certified mail, return receipt requested, or (2) the next business day after they are sent by reputable overnight courier service.

5.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. In the case of the Company, the successors and permitted assigns hereunder shall include, without limitation, any affiliate of

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         the Company as well as the successors in interest to such affiliate
         (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). This Agreement or any right or interest hereunder is one of personal service and may not be assigned by Mason. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties and successors and assigns permitted by this SECTION 5.3 any right, remedy or claim under or by reason of this Agreement.

5.4. Entire Agreement; Amendments. This Agreement and the Recitals contain the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersede all prior agreements, understandings, term sheets or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

5.5. Interpretation. Articles, titles and section headings contained herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

5.6. Expenses. Each party will pay its own costs and expenses incident to the negotiation and preparation of this Agreement and any related documentation, including the fees, expenses and disbursements of counsel and accountants.

5.7. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

5.8. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

5.9. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Mason and the Company.

5.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of California.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                            VERTICA SOFTWARE, INC.


                                            By: ________________________________


                                            Title: _____________________________



                                            W. F. MASON & ASSOCIATES, INC.


                                            By: ________________________________



                                            Title:______________________________




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